Exhibit 16.1

                       [LETTERHEAD OF CUTLER & CO., LLC]


October 27, 2015

U.S. Securities and Exchange Commission
100 F. Street
Washington, DC 20549 - 7561

Ladies and Gentlemen

Re: Addentax Group Corp
    Commission File No. 333-206097

We have read the statements that we understand Addentax Group Corp. will include under Item 4.01 of the Form 8-K report dated October 14, 2015 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,


/s/ Cutler & Co., LLC
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Cutler & Co., LLC